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                                                                    EXHIBIT 5.1


                 OPINION AND CONSENT OF GREENBERG TRAURIG, P.A.

                                 March 7, 2000


DemandStar.com, Inc.
1551 Sandspur Road, Suite B
Maitland, Florida 32751

Gentlemen:

        You have requested our opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement") of DemandStar.com, Inc., a Florida corporation (the "Company"), relating to the issuance and distribution of up to 18,773,940 subscription rights (the "Rights"), with each Right entitling the holder thereof to purchase one share of the Company's common stock, par value $.0001 per share (the "Common Stock"). Pursuant to the Registration Statement, the Company is registering a total of 18,773,940 Rights and 18,773,940 shares of Common Stock (the "Shares") to be issued upon exercise of the Rights.

        We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

        Based on the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), (i) the issuance of the Rights and the issuance and sale of the Shares will have been duly authorized, and (ii) the subscribed Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                   Sincerely,


                                                   GREENBERG TRAURIG, P.A.
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